UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-33525 (Commission File Number)	14-1626307 (I.R.S. Employer Identification No.)
	512 Herndon Parkway, Suite A Herndon, Virginia (Address of principal executive offices)	20170 (Zip Code)

(703) 464-4735
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 18, 2015, Command Security Corporation (the “Company”) issued a press release announcing the decision by the U. S. Postal Service (“USPS”) Supplier Disagreement Resolution Officer on June 15, 2015 to lift the stay on the performance of the contract awarded to the Company under Solicitation No. 2B-14-A-0078 on December 31, 2014 (the “USPS Contract”). The decision confirms the award of the USPS Contract, valued at approximately $250 million over a ten year term of service. The terms of the USPS Contract were previously disclosed in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2015. On January 29, 2015, the USPS issued a stay of the transition of the USPS Contract pending the resolution of a dispute over the award of such contract, as previously disclosed in the Form 8-K filed by the Company with the SEC on January 30, 2015.

The Company also announced that, on June 17, 2015, it was notified by the United States Department of Justice that ABM Security Services (“ABM”) has expressed an intent to file a protest with the Court of Federal Claims challenging the award of the USPS Contract, and seeking an injunction to stop the transition of the USPS Contract to the Company.

The Company cannot predict the duration or outcome of the dispute, including whether the transition will occur. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item of the Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Command Security Corporation dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

Dated: June 18, 2015	By:	/s/ N. Paul Brost
	Name:	N. Paul Brost
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Command Security Corporation dated June 18, 2015